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                                                     Exhibit 23.1


                  Form 10-K December 31, 1997


                                      Commission File No. 1-8491


               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------


We consent to the incorporation by reference in the registration statements of Hecla Mining Company and subsidiaries on Form S-3 (File No. 33-72832 and No. 33-59659) and Forms S-8 (File No. 33-
7833, 33-41833, 33-14758, 33-40691, 33-60095 and 33-60099) of our
report, which includes an explanatory paragraph concerning changes in accounting for environmental remediation liabilities in 1996 and impairment of long-lived assets in 1995, dated February 5, 1998, on our audits of the consolidated financial statements of Hecla Mining Company and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Spokane, Washington
February 27, 1998